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                                                                    EXHIBIT 10.4

                               FINANCING AGREEMENT

         This FINANCING AGREEMENT (the "Agreement") is dated as of June 24, 1996 among CENTRAL INSTALLMENT CREDIT CORPORATION, a California corporation ("Central") and a wholly-owned subsidiary of Central Financial Acceptance Corporation ("CFAC"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("BCE"), Central Ram, Inc., a Delaware corporation ("Ram" and with BCE collectively referred to as "Banner") and BANNER HOLDINGS, INC., a Delaware corporation ("Holdings").

         WHEREAS, concurrently herewith, CFAC, BCE and Holdings have entered into a Reorganization Agreement dated as of the date hereof pursuant to which CFAC is acquiring the capital stock of certain subsidiaries of BCE and Holdings (the "Reorganization");

         WHEREAS, as an integral part of the Reorganization, Banner desires to grant Central the exclusive right to purchase consumer finance receivables ("Consumer Finance Receivables") generated by sales at Banner stores, whether now in existence or hereafter opened (the "Banner Stores").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1. Exclusive Right to Purchase Consumer Finance Receivables.

         (a) Exclusive Right. Banner hereby grants to Central the exclusive right, at Banner's option, (i) to purchase, without recourse, Consumer Finance Receivables originated by Banner for sales at Banner Stores, or (ii) to provide financing directly to Banner's customers for sales of merchandise at Banner Stores. Banner agrees that, so long as Banner originates Consumer Finance Receivables, it will not offer any consumer credit except on such terms, conditions and according to such underwriting criteria as may be directed by Central from time to time, and, if Central shall originate Consumer Finance Receivables directly to Banner's customers, Banner agrees that it will not offer any consumer credit without the prior written consent of Central.
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         (b) Transaction Fees. As long as Banner shall originate Consumer
Finance Receivables, Central shall have the right to purchase such receivables at their net amount (i.e., the amount of the gross receivable balance less deferred interest and any deferred charges), less a 1.6% transaction fee, or, if Central shall originate such receivables, Banner shall pay Central a transaction fee equal to 1.6% of the face value of such Consumer Finance Receivable.

         (c) Floor Space. In consideration of CFAC's provision of products and financial services, including check cashing, travel, insurance agency services and small loans at certain Banner locations, Banner agrees to provide Central at no charge, such amount of space at Banner Stores as Central may from time to time reasonably request.

         2. Term. This Agreement shall be in effect for a period of 15 years from the date hereof, subject to termination by Central upon one year's prior written notice.

         3. Representations and Warranties of Banner. Banner represents, warrants and agrees as follows:

         (a) All forms of installment sales contracts and promissory notes presently in use or proposed for use by Banner (collectively, the "Installment Contract Forms"), comply with all applicable laws, including, without limitation, all applicable consumer finance laws.

         (b) Banner has the full capacity, right, power and authority to enter into this Agreement and any related agreements to which it is a party. The execution, delivery and performance of this Agreement by Banner and the execution, delivery and performance of any related agreements or contemplated transactions by Banner will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the articles of incorporation or bylaws of Banner, or any material contract of Banner, or violate any laws or regulations. No permits or approvals are required to be obtained by Banner to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Banner and the performance of this Agreement and any related or contemplated

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transactions by Banner will not require filing or registration with, or the issuance of any permit by, any other third party or governmental entity.

         (c) Banner holds all material permits that are required by any governmental entity to permit it to conduct its business as now conducted. To the best knowledge of Banner no suspension, cancellation or termination of any of such permits is threatened or imminent.

         (d) Banner is organized and has conducted its business in accordance with applicable laws in all material respects including the California Retail Installment Credit Act, and the forms, procedures and practices of Banner including, its installment credit business are in compliance with all such laws, to the extent applicable, in all material respects.

         4. Independent Parties. The parties are independent parties engaged in the operation of their respective businesses. No party has the authority to enter into contracts or assume any obligations for any other party or is to be considered as the agent or employee of any other party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers among the parties.

         5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         6. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022, Attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer back

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is received.

         7. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

         8. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         9. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         11. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      CENTRAL INSTALLMENT CREDIT
                                      CORPORATION

                                      By_____________________________
                                         Gary M. Cypres
                                         Chief Executive Officer and
                                         President

                                      BANNER'S CENTRAL ELECTRIC, INC.

                                      By_____________________________
                                         Gary M. Cypres
                                         Chief Executive Officer and
                                         President

                                      CENTRAL RAM, INC.

                                      By_____________________________
                                        Gary M. Cypres
                                        Chief Executive Officer and
                                        President

                                      BANNER HOLDINGS, INC.

                                      By_____________________________
                                        Gary M. Cypres
                                        Chief Executive Officer and
                                        President